                                                                 EXHIBIT (m)(48)


Ivy Mackenzie Distributors, Inc.
700 South Federal Highway, Suite 300
Boca Raton, Florida  33432


                                    IVY FUND
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Dear Sirs:

         This will confirm the agreement between the undersigned (the "Trust") and you (the "Distributor") as follows:

         1. The Trust is an open-end management investment company that currently has sixteen investment portfolios and that may create additional portfolios in the future. One or more separate classes of shares of beneficial interest in the Trust is offered to investors with respect to each portfolio. This Agreement relates to Class A, Class B, Class C, Class I (if applicable) and the Advisor Class of Ivy Bond Fund, Ivy Cundill Value Fund, Ivy Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund, Ivy International Fund, Ivy International Growth Fund, Ivy International Value Fund, Ivy International Small Companies Fund, Ivy Pacific Opportunities Fund, Ivy US Blue Chip Fund and Ivy US Emerging Growth Fund (the "Equity and Fixed Income Funds"), to Ivy Money Market Fund and to such other portfolios as shall be designated from time to time by the Board of Trustees in any supplement to a Plan (together with the Equity and Fixed Income Funds, the "Funds"). The Trust engages in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with their respective investment objectives and restrictions as specified in the currently effective Prospectuses (the "Prospectuses") relating to the Funds included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendments to those documents shall be furnished to the Distributor promptly. The Trust has adopted a separate Distribution Plan (each, a "Plan") for Class A, Class B and Class C of each of the Equity and Fixed Income Funds pursuant to Rule 12b-1 under the 1940 Act.

         2. As the Trust's agent, the Distributor shall be the exclusive distributor for the unsold portion of shares of beneficial interest in Ivy Money Market Fund and Class A, Class B and Class C, Class I (if applicable) and the Advisor Class shares of beneficial interest in the Equity and Fixed Income Funds (the "Shares") which may from time to time be registered under the 1933 Act. All of the terms of this Amended and Restated Distribution Agreement are intended to apply to the sale of all Shares whether issued prior to the date of this Amended and Restated Distribution Agreement or thereafter.

         3. The Trust shall sell the Shares to eligible investors as described in the Prospectuses through the Distributor, as the Trust's agent. All orders for Shares received by the Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either (i) Shares issued upon original issue or (ii) treasury shares.

         4. As the Trust's agent, the Distributor may sell and distribute the Shares in such manner not inconsistent with the provisions hereof and the Trust's Prospectuses as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act and of any securities association registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         5. To the extent permitted by its then effective Prospectuses, the Trust reserves the right to sell the Shares to purchasers to the extent that it or the transfer agent for the Shares receives purchase requests therefor. The Trust reserves the right to refuse at any time or times to sell any Shares for any reason deemed adequate by it.

         6. All Shares offered for sale and sold by the Distributor shall be offered for sale and sold by the Distributor to designated investors at the price per Share specified and determined as provided in the Funds' Prospectuses, including any applicable reduction or elimination of sales charges with respect to Class A Shares of the Equity and Fixed Income Funds as provided in the Equity and Fixed Income Funds' Prospectus (the "offering price"). The Trust shall determine and promptly furnish to the Distributor a statement of the offering price at least once on each day on which the New York Stock Exchange is open for trading. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation.

         7. (a) The Distributor shall be entitled to deduct a commission on all Class A Shares sold equal to the difference, if any, between the offering price and the net asset value on which such price is based. If any such commission is received by a Fund, it will pay such commission to the Distributor. Out of such commission, the Distributor may allow to dealers such concession as the Distributor may determine from time to time. Notwithstanding anything in this Agreement otherwise provided, sales may be made at net asset value as provided in the Prospectuses for the Funds.

                  (b) The Distributor shall be entitled to deduct a contingent deferred sales charge ("CDSC") on the redemption of certain Class A, Class B and Class C Shares in accordance with, and in the manner set forth in, the Equity and Fixed Income Funds' Prospectuses. The Distributor may reallow any or all of such contingent deferred sales charges to dealers as the Distributor may determine from time to time. Notwithstanding anything in this Agreement otherwise provided, the Distributor may waive the contingent deferred sales charge as disclosed in the Equity and Fixed Income Funds' Prospectuses.

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                  (c) In respect of the Class B Shares of each Fund, the
                  following provisions shall apply:

                           (i) In consideration of the Distributor's services as principal distributor of the Fund's Class B Shares pursuant to this contract and the Fund's distribution plan in respect of such Shares (the "Class B Plan"), the Trust, on behalf of such Fund, agrees:
                                    (I) to pay to the Distributor monthly in arrears its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of the Class B Shares of the Fund outstanding on such day, and (II) to withhold from redemption proceeds the Distributor's Allocable Portion of the CDSCs and to pay the same over to the Distributor or at its direction.

                           (ii)     Each of the provisions set forth in clauses
                                    (I) through (V) of the third sentence of paragraph 2 of the Class B Plan as in effect on the date hereof, together with the related definitions and the Allocation Schedule attached hereto as Exhibit A, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

         8. The Trust shall furnish the Distributor from time to time, for use in connection with the sale of Shares, such information with respect to the Trust as the Distributor may reasonably request. The Trust represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Trust also shall furnish to the Distributor copies of its reports to its shareholders and such additional information regarding the Trust's financial condition as the Distributor may reasonably request from time to time.

         9. The Registration Statement and the Prospectuses have been or will be, as the case may be, prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Trust represents and warrants to the Distributor that the Registration Statement and the Prospectuses contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registration Statement nor the Prospectuses, when they shall become effective under the 1933 Act or be authorized for use, shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust shall from time to time file such amendment or amendments to the Registration Statement and the Prospectuses as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and the Prospectuses at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust represents and warrants to the Distributor that any amendment to the Registration or the Prospectuses filed hereafter by the Trust will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

         10. The Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectuses for the Funds filed with the SEC as the Distributor may reasonably request. The Trust authorizes the Distributor to use the Prospectuses, in the form furnished to the Distributor from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and directors and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Distributor, its officers and directors or any such controlling person may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading. This contract shall not be construed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this contract. This indemnity agreement and the Trust's representations and warranties in this contract shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and directors and their respective estates and any such controlling persons and their successors and estates.

         11. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expenses incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust specifically for use in the Registration Statement or the Prospectuses or shall arise out of or based upon any omission to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectuses or necessary to make such information not misleading.

         12. No Shares shall be sold through the Distributor or by the Trust under this contract and no orders for the purchase of Shares shall be confirmed or accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of other provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem Shares from any shareholder in accordance with the provisions of its Agreement and Declaration of Trust. The Trust will use its best efforts at all times to have the Shares effectively registered under the 1933 Act.

         13. The Trust agrees to advise the Distributor immediately:

                  (a) of any request by the SEC for amendments to the Registration Statement or the Funds' Prospectuses or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Funds' Prospectuses under the 1933 Act or the initiation of any proceedings for that purpose;

                  (c) of the happening of any material event that makes untrue any statement made in the Registration Statement or the Funds' Prospectuses or that requires the making of a change in either thereof in order to make the statements therein not misleading; and

                  (d) of all actions of the SEC with respect to any amendments to the Registration Statement or the Funds' Prospectuses that may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

         14. Insofar as they concern the Trust, the Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules and regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

         15. The Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this contract, but no such appointment or employment shall relieve the Distributor of any of its responsibilities or obligations to the Trust under this contract.

         16. (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this contract. The compensation of such persons shall be paid by the Distributor.

             (b) The Trust shall execute all documents and furnish any information that may be reasonably necessary in connection with the qualification of the Shares for sale in jurisdictions designated by the Distributor.

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

         17. The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law. It is understood and agreed that, so long as any Plan continues in effect, any expenses incurred by the Distributor hereunder (as well as any other expenses that may be permitted to be paid pursuant to a Plan) may be paid from amounts received by it from the Trust under such Plan. The Trust shall be responsible for all of its expenses and liabilities, including: (i) the fees and expenses of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust; (ii) the salaries and expenses of any of the Trust's officers or employees who are not affiliated with the Distributor; (iii) interest expenses;
(iv) taxes and governmental fees, including any original issue taxes or transfer taxes applicable to the sale or delivery of Shares or certificates therefor; (v) brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; (vi) the expenses of registering and qualifying Shares for sale with the SEC and with various state securities commissions; (vii) accounting and legal costs; (viii) insurance premiums; (ix) fees and expenses of the Trust's custodian and transfer agent and any related services; (x) expenses of obtaining quotations of portfolio securities and of pricing Shares; (xi) expenses of maintaining the Trust's legal existence and of shareholders' meetings; (xii) expenses of preparing and distributing to existing shareholders periodic reports, proxy materials and Prospectuses; (xiii) fees and expenses of membership in industry organizations; and (xiv) expenses of qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable.

         18. This contract shall continue in effect automatically for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of a majority of the Trustees who are not parties to the contract or interested persons (as defined in the 1940 Act) of any such party and who have no director or indirect financial interest in the operation of the Plans or in any related agreement (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval and (ii) either (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or (b) by the vote of a majority of the entire Board of Trustees. This contract may be terminated with respect to a Fund at any time, without payment of any penalty, by a vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by a vote of a majority of the Independent Trustees of the Trust on 60 days' written notice to the Distributor or by the Distributor on 60 days' written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         19. Except to the extent necessary to perform the Distributor's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         20. This contract shall be construed in accordance with the laws of the State of Florida to the extent such laws are consistent with the 1940 Act.

         21. The Trust's Agreement and Declaration of Trust, as amended and restated, has been filed with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

         If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                             Very truly yours,

                                             IVY FUND



                                              By: /s/ James W. Broadfoot
                                                  ------------------------------
                                                  James W. Broadfoot, President


ACCEPTED:

IVY MACKENZIE DISTRIBUTORS, INC.



By: /s/ Keith J. Carlson
    ---------------------------
    Keith J. Carlson, President

Dated:  April 18, 2001

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




                                                                      EXHIBIT A
                                                                         to the
                                                                       Ivy Fund
                                                           Amended and Restated
                                                          Distribution Agreement

                               ALLOCATION SCHEDULE

         The Distributor's Allocable Portion of Distribution Fees and Contingent Deferred Sales Charges in respect of Shares (as hereinafter defined) of each Fund shall be 100% until such time as the Distributor shall cease to serve as exclusive distributor of Shares of such Fund; thereafter collections which constitute Contingent Deferred Sales Charges, and Asset Based Sales Charges related to Shares of such Fund shall be allocated among the Distributor and any successor distributor ("SUCCESSOR DISTRIBUTOR") in accordance with this Schedule.

         Defined terms used in this Schedule and not otherwise defined herein shall have the meanings assigned to them in the Distribution Agreement. As used herein the following terms shall have the meanings indicated:

         "COMMISSION SHARE" means in respect of any Fund, each Share of such Fund, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a permitted free exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

         "DATE OF ORIGINAL ISSUANCE" means in respect of any Commission Share, the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

         "FREE SHARE" means, in respect of any Fund, each Share of such Fund, other than a Commission Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

         "INCEPTION DATE" means in respect of any Fund, the first date on which such Fund issued Shares.

         "NET ASSET VALUE" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

         "OMNIBUS SHARE" means, in respect of any Fund, a Commission Share or Free Share sold by one of the Selling Agents listed on Exhibit I. If, subsequent to closing of the Program, the Distributor and its Transferees reasonably determine that the Transfer Agent is able to track all Commission Shares and Free Shares sold by any of the Selling Agents listed on Exhibit I in the same manner as Commission Shares and Free Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that Commission Shares and Free Shares sold by such Selling Agent will no longer be treated as Omnibus Shares.

         "SHARES" means Class B shares of each Fund.

II.      PART I:  ATTRIBUTION OF SHARES

                  Shares of each Fund, which are outstanding from time to time, shall be attributed to the Distributor and each Successor Distributor in accordance with the following rules:

         A. COMMISSION SHARES OTHER THAN OMNIBUS SHARES:

         1. Commission Shares which are not Omnibus Shares attributed to the Distributor shall be Commission Shares which are not Omnibus Shares the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the date the Distributor ceased to be the exclusive distributor of Shares of such Fund.

         2. Commission Shares which are not Omnibus Shares attributable to each Successor Distributor shall be Commission Shares which are not Omnibus Shares, the Date of Original Issuance of which occurs after the date such Successor Distributor became the exclusive distributor of Shares of such Fund and on or prior to the date such Successor Distributor ceased to be the exclusive distributor of Shares of such Fund.

         3. A Commission Share which is not an Omnibus Share of a particular Fund (the "ISSUING FUND") issued in consideration of the investment of proceeds of the redemption of a Commission Share which is not an Omnibus Share of another Fund (the "REDEEMING FUND") in connection with a permitted free exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Trust and any such Commission Share will be attributed to the Distributor or Successor Distributor based upon such Date of Original Issuance in accordance with rules (1) and (2) above.

         4. A Commission Share which is not an Omnibus Share redeemed (other than in connection with a permitted free exchange) or converted to a Class A share is attributable to the Distributor or a Successor Distributor based upon the Date of Original Issuance in accordance with rules (1), (2) and (3) above.

         B. FREE SHARES:

         Free Shares which are not Omnibus Shares of any Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of such Fund outstanding on such date are attributed to each on such date; PROVIDED that if the Distributor and its Transferees reasonably determine that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for such Free Shares, then such Free Shares shall be allocated pursuant to clause (l) (a), (b) and (c) above.

         C. OMNIBUS SHARES:

         Omnibus Shares of a Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of such Fund outstanding on such date are attributed to it on such date; PROVIDED that if the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause (l) (a), (b) and (c) above.

III.     PART II:  ALLOCATION OF CONTINGENT DEFERRED SALES CHARGES ("CDSCs")

         A. CDSCS RELATED TO THE REDEMPTION OF COMMISSION SHARES WHICH ARE NOT OMNIBUS SHARES:

                  CDSCs in respect of the redemption of Commission Shares which are not Omnibus Shares shall be allocated to the Distributor or a Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or such Successor Distributor, as the case may be, in accordance with Part I above.

         B. CDSCS RELATED TO THE REDEMPTION OF OMNIBUS SHARES:

         CDSCs in respect of the redemption of omnibus Shares shall be allocated to the Distributor or a Successor Distributor in the same proportion that CDSCs related to the redemption of Commission Shares are allocated to each thereof; PROVIDED, that if the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among the Distributor and any Successor Distributors depending on whether the related redeemed Omnibus Share is attributable to the Distributor or a Successor Distributor, as the case may be, in accordance with Part I above.

IV.      PART III:  ALLOCATION OF ASSET BASED SALES CHARGES

         Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part IV hereof does not become operative:

         A. The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Funds during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                   (A + C) /2
                                   ----------
                                   (B + D) /2

where:
         A= The aggregate Net Asset Value of all Shares of all Funds attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month.

         B= The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month.

         C= The aggregate Net Asset Value of all Shares of all Funds attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month.

         D= The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month.

         B. If the Distributor and its Transferees reasonably determine that the transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the Distributor and any Successor Distributors in a manner consistent with the methodology detailed in Part I and
                  Part III(A) above, the portion of the Asset Based Sales Charges accrued in respect of all such Shares of all Funds during a particular calendar month will be allocated to the Distributor or a Successor Distributor by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                    (A) / (B)

where:

         A= Average Net Asset Value of all such Shares of all Funds for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be.

         B= Total average Net Asset Value of all such Shares of all Funds for such calendar month.

V. PART IV: ADJUSTMENT OF THE DISTRIBUTOR'S ALLOCABLE PORTION AND EACH SUCCESSOR DISTRIBUTOR'S ALLOCABLE PORTION

                  The Parties to the Distribution Agreement recognize that, if the terms of any distributor's contract, any distribution plan, any prospectus, the conduct rules or any other applicable law change, which change disproportionately reduces, in a manner inconsistent with the intent of this Distribution Agreement, the amount of the Distributor's Allocable Portion or any Successor Distributor's Allocable Portion had no such change occurred, the definitions of the Distributor's Allocable Portion and/or the Successor Distributor's Allocable Portion in respect of the Shares relating to the related Fund shall be adjusted by agreement among the Distributor, its Transferees, each Successor Distributor and the Company; PROVIDED, HOWEVER, if the Distributor, its Transferees, the Successor Distributors and the Company cannot agree within thirty (30) days after the date of any such change in applicable laws or in any distributor's contract, distribution plan, prospectus or the conduct rules, they shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on each of them.